SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 5, 2003
(December 2, 2003)

ICT GROUP, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

Item 5. Other Events and Required FD Disclosure.

On December 2, 2003, the Registrant renewed its existing three-year $85 million revolving credit facility, which was scheduled to expire in April 2004. The renewal extends the Registrant’s $85 million borrowing capacity for an additional three-year period. Banc of America Securities LLC acted as lead arranger and FleetBoston Financial participated in the syndication as document agent. The Registrant intends to utilize the facility, as needed, to provide working capital to help support continued revenue growth and fund future capital expenditures, strategic acquisitions, geographic expansion and new customer relationship management service initiatives.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit Number	Exhibit Title

10.1	Amended and Restated Credit Agreement, dated as of December 2, 2003, among the Registrant, certain subsidiaries of the Registrant named therein as guarantors, the lenders named therein, and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer

10.2	Amended and Restated Security Agreement, dated as of December 2, 2003, among the Registrant, certain subsidiaries of the Registrant named therein as grantors, and Bank of America, N.A. as Administrative Agent

10.3	Amended and Restated Pledge Agreement, dated as of December 2, 2003, among the Registrant, certain subsidiaries of the Registrant named therein as pledgors, and Bank of America, N.A. as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ John J. Brennan
John J. Brennan
President and Chief Executive Officer

Dated: December 5, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Amended and Restated Credit Agreement, dated as of December 2, 2003, among the Registrant, certain subsidiaries of the Registrant named therein as guarantors, the lenders named therein, and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer

10.2	Amended and Restated Security Agreement, dated as of December 2, 2003, among the Registrant, certain subsidiaries of the Registrant named therein as grantors, and Bank of America, N.A. as Administrative Agent

10.3	Amended and Restated Pledge Agreement, dated as of December 2, 2003, among the Registrant, certain subsidiaries of the Registrant named therein as pledgors, and Bank of America, N.A. as Administrative Agent